SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 October 3, 2003





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




         Missouri                       1-14756                 43-1723446
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Reference is made to Item 2. Properties under Part I in the Registrant's Form 10-K for the year ended December 31, 2002 for a discussion of the plan of the Registrant's subsidiary, Central Illinois Light Company, which operates as AmerenCILCO, to transfer substantially all of its electric generation assets to its non-rate regulated subsidiary, Central Illinois Generation, Inc., whose name has been changed to AmerenEnergy Resources Generating Company (AERG).

     On October 3, 2003, AmerenCILCO transferred its Duck Creek and E. D. Edwards coal-fired plants and its Sterling Avenue combustion turbine facilities representing approximately 1,100 megawatts of generating capacity, all located in Illinois, to AERG as a contribution in respect of all of the outstanding stock of AERG and AERG's assumption of certain liabilities. The net book value of the transferred assets was approximately $380 million as of June 30, 2003. Approximately 23% of AmerenCILCO's employees were transferred to AERG as a part of the transaction.

     Also on October 3, 2003, AERG entered into an electric power supply agreement with AmerenCILCO to supply it sufficient power to meet its native load requirements. This agreement expires December 31, 2004. AERG and AmerenCILCO plan to pursue an extension of the electric power supply agreement through December 31, 2006. The Illinois Commerce Commission authorized this extension in its order approving the Registrant's acquisition of AmerenCILCO.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AMEREN CORPORATION
                                     (Registrant)


                                    By    /s/ Martin J. Lyons
                                        --------------------------------------
                                               Martin J. Lyons
                                         Vice President and Controller
                                        (Principal Accounting Officer)


Date:  October 3, 2003



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